Exhibit 10.1
ANADARKO PETROLEUM CORPORATION
Fixed Rate Note Due 2038
$
     ANADARKO PETROLEUM CORPORATION, a Delaware corporation (herein called the “Company”, which term includes any successor person), for value received, hereby promises to pay to Western Gas Partners, LP (“Western”), or registered assigns, the principal sum of                      ( $                     ) on                     ,                      2038 (the “Maturity Date”) , and to pay accrued but unpaid interest on the unpaid principal amount from                     ,                      2008 through repayment, quarterly on each February 1, May 1, August 1 and November 1, at a rate per annum equal to six percent (6%).
     Interest payable hereunder shall be computed on the basis of a year of 360 days comprised of 12 months of 30 days each.
     “Material Adverse Change” means any change occurring since December 31, 2007, in the consolidated financial position or results of operations of the Company and its subsidiaries taken as a whole that has had the effect of preventing the Company from carrying on its business or from meeting its current and anticipated obligations on a timely basis; provided, however, that any event, condition, change, occurrence or development of a state of circumstances which (a) adversely affects the oil and gas exploration and development, gas processing and transportation or hydrocarbon marketing industries generally, including changes in commodity prices or markets, general market prices and legal or regulatory changes (and in each case does not disproportionately affect the Company and its subsidiaries considered as a single enterprise as compared to similarly situated persons), (b) arises out of general economic or industry conditions (and in each case does not disproportionately affect the Company and its subsidiaries considered as a single enterprise as compared to similarly situated persons), or (c) arises out of any change in generally accepted accounting principles (which does not disproportionately affect the Company and its subsidiaries considered as a single enterprise as compared to similarly situated persons) shall not be considered in determining whether a Material Adverse Change has occurred.
     “Note” means this Fixed Rate Note Due 2038, dated [     ], 2008.
     “Public Indenture” means the Indenture, dated as of September 19, 2006, between the Borrower and The Bank of New York Trust Company, N.A., as Trustee.
     “Specified Business Day” means any day that is not a Saturday or Sunday, and that is not a day on which banking institutions are authorized or obligated by law or executive order to close in New York, New York.
     Payment of the principal of and any such interest on this Note will be made at the office or agency of the Company, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender of this Note at the Maturity Date of the principal thereof or any early repayment as provided herein.

     This Note is subject to redemption, in whole or in part, on any Specified Business Day at the election of the Company upon not less than 30 days’ nor more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount to be redeemed (the “Redemption Amount”) or (2) the amount determined by the quotation agent (the “Make Whole Price”) described below under “Make Whole Calculation,” plus, in each case, accrued but unpaid interest to the redemption date.
     In the event of redemption of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof and all references to “Note” herein shall include the plural.
Make Whole Calculation
     The quotation agent will determine the Make Whole Price by determining the sum of the present values of the remaining scheduled payments of the principal of, and interest on, the Redemption Amount, not including any portion of these payments of interest accrued as of the date on which the Redemption Amount is to be redeemed, discounted to the date on which the Redemption Amount is to be redeemed on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the adjusted treasury rate described below plus 30 basis points.
     The quotation agent will utilize the following procedures to calculate the adjusted treasury rate. Western will appoint UBS Securities LLC (“UBS”) or its successor and two or more other primary U.S. Government securities dealers in New York City as reference dealers and the Company will appoint UBS or its successor to act as the Company’s quotation agent. If UBS or its successor is no longer a primary U.S. Government securities dealer, Western will substitute another primary U.S. Government securities dealer in its place as a reference dealer.
     The quotation agent will select a United States Treasury security which has a maturity comparable to the remaining maturity of the Note and which would be used in accordance with customary financial practice to price new issues of corporate debt securities with a maturity comparable to the remaining maturity of the Note. The reference dealers will provide the quotation agent with the bid and ask prices for that comparable United States Treasury security as of 5:00 p.m. on the third Specified Business Day before the redemption date. The calculation agent will calculate the average of the bid and ask prices provided by each reference dealer, eliminate the highest and the lowest average reference dealer quotations and then calculate the average of the remaining reference dealer quotations (“the “Comparable Treasury Price”). However, if the calculation agent obtains fewer than three reference dealer quotations, it will calculate the average of all the reference dealer quotations and not eliminate any quotations. The adjusted treasury rate will be the semi-annual equivalent yield to maturity of a security whose price, expressed as a percentage of its principal amount, is equal to the comparable treasury price.
     The Company represents and warrants to Western that:
     (A) The Company (i) has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, and (ii) is qualified to do business as a foreign corporation and is in good standing in each jurisdiction of the United States in which the ownership of its properties or the conduct of its business requires such qualification and where the failure to so qualify would reasonably be expected to result in a Material Adverse Change.
     (B) The execution, delivery and performance by the Company of this Note have been duly authorized by all necessary corporate action of the Company and do not and will not: (i) contravene the terms of the articles or certificate of incorporation, or bylaws, of the Company; (ii) result in a breach of or constitute a default under any lease, instrument, contract or other agreement to which the Company is a party or by which it or its properties may be bound or affected that would reasonably be expected to result in a Material Adverse Change; or (iii) violate any provision of any law, rule, regulation, order, judgment, decree or the like binding on or affecting the Company.
     (C) This Note constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.
     (D) No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other person or entity (“Person”), is required for the due execution, delivery or performance by the Company of this Note.
     (E) To the knowledge of the Company, on the date hereof there are no actions, suits, or proceedings pending or threatened against the Company before any governmental authority as to which, in the opinion of the Company, there is a reasonable possibility of adverse determinations that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.
     (F) The consolidated balance sheets of the Company and its consolidated subsidiaries as of December 31, 2005 and 2006, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2006, audited by KPMG LLP, present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of December 31, 2005 and 2006, and their results of operations, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2006, in conformity with GAAP applied on a consistent basis.
     (G) The Company is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
     (H) The Company has filed all United States Federal income tax returns and all other material tax returns and reports required to be filed (or obtained extensions with respect thereto) and has paid all taxes required to have been paid by it, except (i) taxes the validity of which are being contested in good faith by appropriate proceedings, and with respect to which the Company, to the extent required by GAAP, has set aside on its books adequate reserves or (ii) to the extent any failures to do so (individually or in the aggregate) would not reasonably be expected to result in a Material Adverse Change.
     (I) No Event of Default has occurred and is continuing.
     (J) The making of the loan hereunder does not require any authorization, consent or approval of, registration or filing with, or any other action by, any governmental authority or any other Person (including shareholders or any class of directors, whether interested or disinterested, of the Company or any other Person), nor is any such authorization, consent, approval, registration, filing or other action necessary for the validity or enforceability of this Note, except such as have been obtained or made and are in full force and effect.
     So long as any principal, interest or other amount due hereunder shall remain unpaid, the Company agrees that:
     (1) The Company shall furnish to Western, promptly after the Company has knowledge or becomes aware thereof, notice of (a) the occurrence of any Event of Default (as defined below); (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or governmental authority against or affecting the Company that if adversely determined would reasonably be expected to result in a Material Adverse Change; and (c) any other development that results in, or would reasonably be expected to result in, a Material Adverse Change.
     (2) The Company will comply with the provisions of Sections 1004 and 1005 of the Public Indenture (a true and complete copy of which the Company hereby represents has been furnished to Western), which provisions, together with related definitions, are hereby incorporated herein by reference for the benefit of Western and shall continue in effect for purposes of this paragraph, regardless of the termination, or any amendment or waiver of, or any consent to any deviation from or other modification of, the Public Indenture; provided, however, that, for purposes of this paragraph, (a) references in the Public Indenture to “the Securities” shall be deemed to refer to the respective obligations of the Company to pay the principal of and interest of this Note, and (b) references in the Public Indenture to “this Indenture” and to “supplemental indentures” shall be deemed to refer to this Note and amendments or supplements to this Note, respectively.
     (3) The Company shall comply with all laws, rules, regulations and orders of any governmental authority applicable to it or its property, except where any failures to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.
     (4) The Company will at all times maintain, and will cause its subsidiaries to maintain, with financially sound and reputable insurers, insurance of the kinds and covering the risks and in the relative proportionate amounts (including as to self-insurance) consistent with that carried by companies engaged in the same or similar businesses and similarly situated; provided, that the Company shall not be required to maintain insurance against risks or in amounts no longer economically available, on a de novo or renewal basis, as applicable, to the Company and other companies engaged in the same or similar businesses and similarly situated.

     (5) In the event that the Company is not required to file information with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (“the Exchange Act”), the Company will provide to Western, in accordance with the rules and regulations prescribed from time to time by the SEC, any financial information which may be required pursuant to the Exchange Act in respect of the issuer of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations.
     Any of the following events which shall occur shall constitute an “Event of Default”:
     (i) The Company shall fail to pay when due any amount of principal hereof;
     (ii) The Company shall fail to pay when due any interest hereon or any other amount payable hereunder, and such failure shall continue unremedied for five (5) Specified Business Days;
     (iii) Any representation or warranty by the Company under or in connection with this Note shall prove to have been incorrect in any material respect when made;
     (iv) The Company shall fail to perform or observe any other term, covenant or agreement contained in this Note on its part to be performed or observed, and such failure shall remain unremedied for a period of thirty (30) days from the date Western provides notice in writing of such occurrence;
     (v) (a) The Company shall be dissolved, liquidated, wound up or cease its corporate existence or cease to conduct its business in the ordinary course without the prior authorization of Western; or (b) the Company (1) shall make a general assignment for the benefit of creditors, or shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (2) shall commence any voluntary Insolvency Proceeding; or (3) shall take any action to effectuate or authorize any of the foregoing;
     (vi) (a) Any involuntary Insolvency Proceeding (as defined below) is commenced or filed against the Company, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of the Company’s properties and such Insolvency Proceeding shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (b) the Company admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (c) the Company acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business.
     (vii) The Company shall (a) default in the payment of principal of any indebtedness in an aggregate principal amount in excess of $100,000,000 (other than this Note) beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created as and when the same shall become due and payable, and such default shall have resulted in such indebtedness being declared due and payable prior to its stated maturity, or (b) default in the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, and such default shall have resulted in such indebtedness being declared due and payable prior to its stated maturity.
     (vii) the Company shall default in the performance of any term, condition, covenant or agreement contained in the Public Indenture and such default shall have resulted in any of the Securities (as defined in the Public Indenture) being declared due and payable prior to the date on which such Securities would otherwise have become due and payable.
     (viii) one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 shall be rendered against the Company and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company to enforce any such judgment.
     As used herein, “Insolvency Proceeding” means (i) any case, action or proceeding before any court or other governmental agency or authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.
     As used herein, “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
     If any Event of Default shall occur and be continuing, Western may by notice to the Company declare the entire unpaid principal amount of this Note, all interest accrued and unpaid hereon and all other amounts due hereunder to be forthwith due and payable, whereupon the principal hereof, all such accrued interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, provided that if an event described in paragraph (iv) or (v) above shall occur, the result which would otherwise occur only upon giving of notice by Western to the Company as specified above shall occur automatically, without the giving of any such notice.
     The Company agrees to pay on demand all the losses, costs, and expenses (including, without limitation, attorneys’ fees and disbursements) which Western incurs in connection with enforcement of this Note, or the protection or preservation of Western’s rights under this Note, whether by judicial proceedings or otherwise. Such costs and expenses include, without limitation, those incurred in connection with any workout or refinancing, or any bankruptcy, insolvency, liquidation or similar proceedings.
     No single or partial exercise of any power under this Note shall preclude any other or further exercise of such power or exercise of any other power. No delay or omission on the part of Western in exercising any right under this Note shall operate as a waiver of such right or any other right hereunder.
     This Note shall be binding on each of the Company and Western and their respective successors and assigns. Neither party may assign or transfer this Note or any of its obligations hereunder without the other party’s prior written consent.
     No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed, subject to the Company’s right to redeem all or a portion of this Note as provided herein or as otherwise agreed to by the parties.
     The transfer of this Note is registrable with the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by Western or any successor holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Note for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and the Company shall not be affected by notice to the contrary.
     This Note shall be governed by and construed in accordance with the law of the State of Texas.
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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed this           day of                     , 2008.

ANADARKO PETROLEUM CORPORATION
By:
Name:
Title: